                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                           AFP IMAGING CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                           AFP IMAGING CORPORATION
-----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             AFP Imaging Corporation

                    Notice of Annual Meeting of Shareholders

                         To Be Held On December 15, 2000

To the shareholders of AFP Imaging Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders (The "Annual Meeting") of AFP Imaging Corporation, a New York corporation (the "Company"), which will be held on December 15, 2000 at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, at 9:00 a.m., local time, to consider and act upon the following matters:

         1. To elect four directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;

         2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on November 6, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
                                              By order of the Board of Directors

                                                                   David Vozick,
                                                                       Secretary
Elmsford, New York
November 17, 2000





Whether or not you plan to attend the Annual Meeting, please promptly complete, sign and date the enclosed Proxy, which is being solicited by the Board of Directors of the Company, and promptly return it to the Company in the enclosed postage pre-paid envelope. The Proxy may be revoked at any time before it is voted and shareholders executing proxies may attend the Annual Meeting and vote there in person should they so desire.

                           DEFINITIVE PROXY STATEMENT

The Board of Directors of AFP Imaging Corporation (the "Company") presents this Proxy Statement to all shareholders of the Company and solicits their proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 15, 2000. All proxies duly completed, executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. Directors are elected by a plurality of votes cast, while the affirmative vote of a majority of votes cast is required for approval of the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 2001. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants. Shares represented by proxies which are marked "abstain" for Item 2 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted, by written notice of revocation delivered to the Company prior to the Annual Meeting, or by giving notice at the Annual Meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about November 17, 2000.

The total number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding as of November 6, 2000, was 9,271,054. The Common Stock is the only outstanding class of security of the Company entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on November 6, 2000 will be entitled to vote. Shareholders may vote at the Annual Meeting in person or by proxy. A shareholder who is not the record owner of shares may not vote in person at the Annual Meeting unless he presents a proxy from the shareholder's broker or other nominee naming such shareholder as proxy.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 250 Clearbrook Road, Elmsford, New York 10523, for a period of ten days prior to the Annual Meeting for examination by any shareholder.

                                  ANNUAL REPORT

An Annual Report for the year ended June 30, 2000, containing financial and other information about the Company and its subsidiary companies, is being mailed with this Proxy Statement to all shareholders of record entitled to vote at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING
                      PROPOSAL ONE - ELECTION OF DIRECTORS

The Company's Board of Directors has nominated David Vozick, Donald Rabinovitch, Jack Becker and Robert A. Blatt for election as directors at the Annual Meeting, each to hold office for a one-year term or until their successors shall be elected and duly qualified. It is intended that the accompanying form of proxy will be voted for the election as directors of the four nominees of the Company's Board of Directors, unless the proxy withholds such authority or otherwise contains contrary instructions. Proxies which do not direct the proxy holders to vote for or withhold authority in the matter of electing directors will be voted for the election of such four nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

In the event any one or more of the aforesaid nominees is unable to serve, it is the intention of the persons named in the proxy to vote FOR the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. Management has no reason to believe that any of the nominees will be unable to serve and each nominee has advised the Company that he can and will serve as a Director of the Company in the event he is so elected.

The following table sets forth as to each nominee for election: (1) such person's name; (2) the year in which such person was first elected a Director of the Company; (3) biographical information concerning such person for the last five years; (4) certain other directorships, if any, held by such person; (5) positions and offices held with the Company; and (6) such person's age. The information regarding the Company's other executive officers is also set forth in the following table, and in the Summary Executive Compensation table below, and accompanying footnotes.

                         Year First
                           Elected
Name & Age                Director   Position
----------                --------   --------
David Vozick (60)           1978     Chairman of the Board of Directors, Secretary and Treasurer

Donald Rabinovitch (54)     1978     Director and President

Robert Blatt (59)           1995     Director

Jack Becker (65)            1997     Director

David Vozick has been the Company's Chairman of the Board of Directors, Secretary and Treasurer since the Company was founded in October 1978. He is a co-founder of the Company.

Donald Rabinovitch has been the Company's President since the Company was founded in October 1978. He is a co-founder of the Company.

Robert Blatt is Chairman and majority owner of CRC Group, Inc., a developer, owner and operator of commercial real estate, and a member of the New York Stock Exchange, Inc. (Seat-holder), since 1985. Mr. Blatt is also the Chief Executive Officer of New England National Golf Club, LLC. Mr. Blatt is a director and Chairman of the Finance Committee of MTR Gaming Group, Inc. and its subsidiary, Mountaineer Race Track and Gaming Resort. He also is a Vice-President and Assistant Secretary of both entities. He is a member of the State Bar of California.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., general counsel to the Company. This firm has been retained by the Company for more than the past three years and will be retained by the Company for the current fiscal year. He has been a member of the Board of Directors of Paxar Corporation, a value added identification and tracking solutions provider to retailers, apparel manufacturers and selected markets (NYSE: PXR), since 1969.

Mr. Vozick and Mr. Rabinovitch are first cousins.

     MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

The Board of Directors of the Company held one regular meeting, four special meetings, and one audit committee meeting during the fiscal year ended June 30, 2000. All directors attended all of the Board of Directors meetings, and all committee members attended the Audit Committee meeting.

The Company no longer maintains an Audit Committee. The Board of Directors has assumed the responsibilities of the Audit Committee.

The Company's policy is to pay fees to the outside Directors only for attendance at meetings of the Board of Directors. Both Mr. Jack Becker and Mr. Robert Blatt receive compensation of $2,500 per Board meeting and ten year stock option grants under the Company's stock option plans of 3,000 shares of the Common Stock with an exercise price equal to the closing price of the common stock on the date of each meeting. Mr. Robert Blatt is also a paid consultant to the Company, and counsels the Company on various business matters. In the fiscal year ended June 30, 2000, he earned $19,800 in consulting fees. The Company paid Snow Becker Krauss PC, its general counsel, approximately $59,700 during the fiscal year ended June 30, 2000.

                               SECURITY OWNERSHIP

The following table sets forth, as of November 6, 2000, the beneficial ownership of shares of Common Stock for (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information, (ii) each director of the Company, (iii) each current executive officer of the Company for whom information is given in the Executive Compensation section of this Proxy Statement and (iv) all executive officers and directors of the Company as a group. The Common Stock is the only outstanding class of voting securities of the Company. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.


Name and Address of            Amount and Nature of                    Percent of Class
Beneficial Owner               Beneficial Ownership                    (1),(4),(5),(6)
-----------------              --------------------                    --------------------------
David Vozick, Chairman of the
Board, Secretary and               1,532,603    (2),(4)                 16.5%
Treasurer
250 Clearbrook Road
Elmsford, NY   10523

Donald Rabinovitch                 1,383,803    (3),(4)                 14.9%
Director and President
250 Clearbrook Road
Elmsford, NY   10523

Robert Blatt                         730,963    (5)                      7.9%
Director
1890 Palmer Avenue
Larchmont, NY  10538

Jack Becker                           72,522    (6)                       .8%
Director
605 Third Avenue
New York, NY 10158

Seamus Carroll                       194,000    (7)                      2.1%
Vice President
250 Clearbrook Road
Elmsford, NY 10523

Elise Nissen                         144,000    (8)                      1.5%
Chief Financial Officer
250 Clearbrook Road
Elmsford, NY 10523

Executive Officers and Directors   4,057,891    (4),(5),(6),(7),(8)     40.3%
As a Group (6 Persons)


(1) Based on 9,271,054 shares of Common Stock, outstanding as of October 2, 2000. Common Stock votes as a single class on a share-for-share basis. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Includes 186,000 shares held in trust for Mr. Vozick's three children.

(3)  Includes 156,000 shares held in trust for Mr. Rabinovitch's three children.

(4) As to the amounts owned by Messrs. Vozick and Rabinovitch, each amount does not include 150,000 shares of Common Stock issuable upon exercise of stock options issued to each of them, which have specific terms and conditions to be satisfied prior to vesting. It also does include 140,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 125,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations and those shares held in trust for their children. (See "Executive Compensation")

(5) Includes 27,000 shares of Common Stock issuable upon exercise of stock options issued to Mr. Blatt, all of which are currently exercisable.

(6) Includes 25,000 shares of Common Stock held by Snow Becker Krauss P.C., counsel to the Company, of which Mr. Becker is a principal, and 40,500 shares of Common Stock issuable upon exercise of stock options issued to Mr. Becker, all of which are currently exercisable.

(7) Includes 194,000 shares of Common Stock issuable upon exercise of stock options issued to Mr. Carroll, and does not include 100,000 shares of Common Stock issuable upon exercise of stock options which have specific terms and conditions prior to vesting.

(8) Includes 134,000 shares of Common Stock issuable upon exercise of stock options issued to Ms. Nissen, all of which are currently exercisable.

                      SUMMARY EXECUTIVE COMPENSATION TABLES

The following table sets forth for the fiscal years ended June 30, 2000, 1999, and 1998, the cash and certain other compensation paid by the Company to its Chief Executive Officer and all other executive officers of the Company serving as executive officers at June 30, 2000 whose annual salary and bonus earned equaled or exceeded $100,000 during each year (the "Named Executive Officers").

                                          Annual Compensation                    Long Term Compensation
                         -------------------------------------------------  --------------------------------
                                                            Other Annual     Restricted               LTIP       All Other
                                           Salary    Bonus  Compensation     Stock     Options/SARS  Payouts   Compensation
Name and Position              Year         ($) (1)   ($) (2)     ($) (3)    Awards      (#) (4),(5) (#) (4)      (#) (4)
-----------------              ----        --------   -------     --------   ------      ----------- -------      -------
David Vozick                   2000        $273,178     $0        $60,020        -         150,000      -           -
Chairman of the Board &        1999        $267,400     $0        $60,940        -            -         -           -
Secretary and Treasurer        1998        $294,540     $0        $62,135        -            -         -           -

Donald Rabinovitch             2000        $273,043     $0        $29,449        -         150,000      -           -
President and Director         1999        $267,400     $0        $30,952        -            -         -           -
                               1998        $294,540     $0        $30,560        -            -         -           -

Seamus Carroll                 2000        $125,000     $0             $0        -          10,000      -           -
Vice President Marketing/      1999        $125,000     $0             $0        -          25,000      -           -
New Business Development (6)   1998        $119,233     $0             $0        -          25,000      -           -


Elise Nissen                   2000        $100,000     $0             $0        -          45,000      -           -
Chief Financial Officer (6)    1999        $100,000     $0             $0        -          10,000      -           -
                               1998        $100,000     $0             $0        -            -         -           -

(1) Amounts shown include cash compensation earned and accrued by the executive officers.

(2) No cash bonuses were paid during the past fiscal years ended June 30, 1998, 1999, and 2000.

(3) The total amounts for each fiscal year consist of premiums paid by the Company for life and disability insurance policies for their personal benefit and an automobile allowance.

(4) No restricted stock awards, stock appreciation rights ("SARS") or long-term incentive payouts ("LTIP") were granted during the fiscal years ended June 30, 1998, 1999 and 2000. In September 1999, Mr. Carroll was issued 10,000 incentive stock options at $.31 per share. In July 1998, Mr. Carroll was issued 25,000 incentive stock options at $1.00 per share, which reflected the repricing of the 25,000 incentive stock options issued in January 1998 at $2.083 per share. In September 1999, Ms. Nissen was issued 45,000 incentive stock options at $.31 per share, which included the replacement of 10,000 incentive stock options at $.50 per share, which was to expire in October 1999. In July 1998, Ms. Nissen was issued 10,000 incentive stock options at $1.00 per share, which reflected the repricing of the 5,000 incentive stock options issued in December 1996 at $1.375 per share, and the replacement of 5,000 incentive stock options at $1.00 per share which had expired in July 1998.

(5) In September 1999, Messrs. Vozick and Rabinovitch were each issued 150,000 incentive stock options at $.31 per share. These incentive stock options have specific financial terms and conditions to be satisfied prior to vesting. They are currently not exercisable.

(6) Seamus Carroll (40) and Elise Nissen (46) became executive officers of the Company in 1998. Mr. Carroll joined the Company in 1996. He was appointed VP of Operations/New Business Development in 1997 and VP of Marketing/New Business Development in 1999. He was VP of Marketing for MacBeth Division of Kollmorgan from 1995-1996. Ms. Nissen joined the Company in 1982. She was appointed Chief Financial Officer in 1997. Prior to 1997, she served as VP of Finance and Controller.

Stock Options held at end of Fiscal 2000

The following table sets forth the (a) number of shares underlying options granted to each Named Executive Officer during the fiscal year ended June 30, 2000, (b) percentage that the grant represents of the total number of options granted to all employees of the Company during the same period, (c) the per share exercise price of each option, (d) the expiration date of each option, and
(e) the potential realizable value of such options at stated assumed annual rates of stock appreciation.

                      Option/SAR Grants in Last Fiscal Year
                      -------------------------------------

                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                                 Individual Grants                                        Appreciation for Option Term
--------------------------------------------------------------------------------      -----------------------------------
                       Number of
                       Securities        % of Total
                       Underlying      Options/SARS
                       Options/          Granted to      Exercise
                       SARS              Employees       of Base        Expiration
    Name               Granted (#)    in Fiscal Year     Price ($/Sh)   Date                        5%($)(1)     10%($)(1)
    ----               -----------    --------------     ------------   ----                        --------     ---------
David Vozick (2)           150,000       25.0%             $.31        September 2009               $72,137       $109,645
Donald Rabinovitch (2)     150,000       25.0%             $.31        September 2009               $72,137       $109,645
Seamus Carroll (2)          10,000        1.7%             $.31        September 2004                $3,768         $4,539
Elise Nissen (2)            45,000        7.5%             $.31        September 2004               $16,956       $ 20,424

(1) The closing bid price for the Company's Common Stock on June 30, 2000, was quoted at $.4844 per share on the OTC Bulletin Board.

(2) The 150,000 incentive stock options issued to each of Messrs. Vozick and Rabinovitch have specific financial terms and conditions, relating to the Company's financial results, which are required to be satisfied during the option term, prior to vesting. In any event, these incentive stock options become fully vested 90 days prior to the end of the tenth year of the issuance date. For the purposes of this table, the Company has assumed full satisfaction of such requirements as of the date of grant. The incentive stock options issued in July 2000 to Mr. Carroll and Ms. Nissen of 224,000 and 74,000 respectively, are excluded in this Table.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
               -----------------------------------------------------

The following table sets forth for the fiscal year ended June 30, 2000, the options exercised and the value of unexercised options at fiscal year end for the named executive officers.

                                                                        Number of unexercised           Value of unexercised
                                                                            Options/SARS at           In-the-money Options/SARS
                                Shares Acquired     Value             Fiscal Year-End (#)(2),(3)      at FiscalYear End ($) (1)
          Name                   on exercise (#)  Realized ($)        Exercisable/Unexercisable       Exercisable/Unexercisable
          ----                ------------------  ------------        -------------------------      --------------------------
David Vozick                          -              $0                   263,000/150,000                  $0/$26,160

Donald Rabinovitch                    -              $0                   263,000/150,000                  $0/$26,160

Seamus Carroll                        -              $0                          70,000/0                  $1,744/$0

Elise Nissen                          -              $0                          75,000/0                  $7,848/$0

(1) The closing bid price for the Company's Common Stock on June 30, 2000, was quoted at $.4844 per share on the OTC Bulletin Board.

(2) These Options/SARS include 263,000 incentive stock options for each of Messrs. Vozick and Rabinovitch, and 15,000 incentive stock options for Ms. Nissen, all of which expired on July 12, 2000. These Options/SARS do not include the Stock Options granted on July 14, 2000 to Mr. Carroll and Ms. Nissen.

There were no repricing of options/SARS during Fiscal Year 2000.

Compensation Committee Interlocks and Insider Participation

The Board of Directors does not have a Compensation Committee. Executive compensation is determined according to each individual's responsibilities and Company philosophy as determined by the Board of Directors. None of the executive officers of the Company has served during the last fiscal year on the Board of Directors or Compensation Committee of any other entity whose officers also served on the Board of Directors of the Company.

Report of the Board of Directors on Executive Compensation

Executive Compensation

The Company's executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibility, achievement of the Company's performance goals, individual initiative and achievement, and allow the Company to attract and retain management with the skills critical to the long-term success of the Company. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with responsibilities in other comparable companies. The Company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries

Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual, and by comparison to positions at companies within similar industries. The Board of Directors reviews base salaries and determines increases based upon an officer's contribution to corporate performance, the rate of inflation, and competitive market conditions.

Performance Incentives

The Board of Directors utilizes performance incentives based upon criteria relating to revenues, income and operating goals to augment the base salaries received by executive officers. No performance incentives have been paid to the executive officers for the past three years, however, incentive stock options have been granted in the past three years.

Incentive Stock Options

The Company uses incentive stock options issued under its 1992, 1995, and 1999 Employee Stock Option Plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of the shareholders of the Company. Incentive stock options are typically granted at the commencement of employment of key personnel and are augmented by subsequent periodical grants. All stock option plans have been approved by the shareholders of the Company.

Benefits and Other Compensation

The Company offers a life, health and disability benefit package to its executive officers, which is similar to the package offered to all of its employees. The Company provides supplemental life and disability insurance coverage as well as an automobile allowance to its two senior officers, as other compensation.

Retirement and Post Retirement Benefits

The Company does not offer a post-retirement health plan to its executive officers or employees. The Company does offer a 401(k) retirement savings plan to its executive officers which is the identical plan offered to all of its employees.

The Company maintains a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, disability and, to a limited extent, upon termination of employment for other reasons. Allocation among participants' interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations. The aggregate amount contributed by the Company each fiscal year is determined by the Board of Directors following a review of the profits of such fiscal year. The defined contribution plan requires no minimum contribution by the Company. The Company did not contribute to the Plan for the year ended June 30, 2000.

                                            Respectfully submitted,
                                            David Vozick, Donald Rabinovitch
                                            Robert Blatt, Jack Becker

                                Performance Graph

AFP IMAGING CORP

                                                       Cumulative Total Return
                                         ---------------------------------------------------
                                          6/95     6/96    6/97     6/98      6/99     6/00
AFP IMAGING CORPORATION                  100.00   176.92   238.46   107.69    43.08    55.14
NASDAQ STOCK MARKET (U.S.)               100.00   128.39   156.15   205.58   296.02   437.30
PEER GROUP                               100.00   131.85   155.04   199.96   191.41   170.15

Assumes $100 invested on June 30, 1995 in the Common Stock, the NASDAQ Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends. The Peer Group comprises companies nationwide which compete against the Company in its industry segment of dental products manufacturers and distributors. None of the companies competing with the Company offer a fully comparable range of products and services. The performances of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Each member of the peer group has been publicly traded for at least five years.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16 (a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from July 1, 1999 through June 30, 2000, all Section 16 (a) filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

   PROPOSAL TWO - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP has been independent auditors of the Company's financial statements since October 1980. To the Company's knowledge, such firm has no financial interest, either direct or indirect, in the Company. A representative of Arthur Andersen LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders. Management recommends voting "FOR Proposal 2" the ratifying of the appointment of the independent auditors.

                              CERTAIN TRANSACTIONS

The Company maintains $4.0 million of Directors and Officer's liability insurance with RLI Insurance Company and The Safeco Insurance Company, both of which insure the Company and the directors and officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law. These policies are renewed each year in May and currently costs the Company an aggregate of $60,800 per annum.

On September 14, 2000, the Company granted 224,000 incentive stock options to Mr. Carroll at $.375 per share, which equals the closing bid price on such date. 100,000 of such options require that specific performance goals be achieved prior to such exercise. These options become fully vested ninety days prior to the end of the fifth year of the issuance date. On July 14, 2000, the Company granted 74,000 incentive stock options to Ms. Nissen at $.375 per share, which equals the closing bid price on such date. On September 8, 1999, the Company granted 150,000 incentive stock options to each of Messrs. Rabinovitch and Vozick at $.31 per share, which equals the closing price on such date. Such options require that the Company achieve specific performance goals prior to such exercise. These options become fully vested ninety days prior to the end of the tenth year of the issuance date.

                              SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year's Proxy Statement - To be considered for inclusion in next year's Proxy Statement, shareholder proposals must be received at the Company's principal's executive offices no later than the close of business on July 20, 2001. Proposals should be addressed to David Vozick, Secretary, AFP Imaging Corporation 250 Clearbrook Road, Elmsford, New York, 10523.

Other Shareholder Proposals for Presentation at Next Year's Annual Meeting - For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting, SEC rules will permit management to vote proxies in its discretion if the Company:
(1) receives notice of the proposal before the close of business on October 3, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on October 3, 2001. Notices of intention to present proposals at the 2001 Annual Meeting should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523.

                              COSTS OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of a shareholder of the Company, addressed to David Vozick, Secretary of the Company, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, the Company will provide without charge to such Shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2000, including all statements and schedules to be filed with the Securities Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. A copy of the Form 10-K can also be retrieved from the SEC's EDGAR Database on the Internet at http://www.sec.gov.

                                            By Order of the Board of Directors
Elmsford, New York                                   David Vozick,
November 17, 2000                                    Secretary

                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF

                             AFP IMAGING CORPORATION

The undersigned Shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 17, 2000 and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned at the 2000 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 15, 2000 at 9:00 a.m., local time, at the Company's offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your
    votes as in this
    example.

                                 FOR all
                             nominees listed     Withold     Nominees:
                                 at right       Authority    David Vozick
1.  ELECTION OF DIRECTORS:        /  /            /  /       Donald Rabinovitch
                                                             Jack Becker
                                                             Robert A. Blatt

To withhold authority for one or more
nominees, list such nominee here:



_______________________________________

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.
             FOR  /  /          AGAINST  /  /         ABSTAIN  /  /

3. Upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED. FOR THE ADOPTION OF THE 1995 STOCK OPTION PLAN AND RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.


SIGNATURE                             DATE
          ------------------------         ------------   ----------------------
                                                               Please Print

Note: (This proxy should be marked, dated and signed by the shareholder(s) exactly as the name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If the signer is a corporation, please sign in the full corporate name and give the title of the signing officer.)